UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 1, 2015

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

We previously filed a Current Report on Form 8-K, or the Form 8-K, on December 2, 2015, reporting our acquisition of Trilogy Investors, LLC, as described in such Form 8-K. We are filing this Current Report on Form 8-K/A, Amendment No. 1 to provide the financial information required by Item 9.01.

On December 1, 2015, we, through Trilogy Real Estate Investment Trust, a Maryland statutory trust, or the Purchaser, a wholly-owned subsidiary of a joint venture in which we indirectly hold a 70% ownership interest, or the Joint Venture, pursuant to an equity purchase agreement, or the Purchase Agreement, on September 11, 2015, with Trilogy Investors, LLC, a Delaware limited liability company, or Trilogy, Trilogy Holdings LP, Trilogy Holdings LLC, Trilogy Holdings Corporation and the other sellers party thereto, all of which are unaffiliated with us, completed the acquisition of 96% of the outstanding equity interests of Trilogy, or the Acquisition, for a purchase price (assuming the acquisition of 100% of Trilogy) of $1.125 billion, and subject to certain rollovers holders as described below and subject to certain other adjustments set forth therein. Pursuant to the Purchase Agreement, at the closing of the Acquisition, certain members of Trilogy’s pre-closing management, or the Trilogy Rollover Holders, retained a portion of the outstanding equity interests of Trilogy held by such members of Trilogy’s pre-closing management, representing in the aggregate approximately 4% of the outstanding equity interests of Trilogy. We are the indirect owner of a 70% interest in the Joint Venture and serve as the manager of the Joint Venture. NorthStar Healthcare Income, Inc. is the indirect owner of the remaining 30% interest in the Joint Venture. The Joint Venture is the holder of all of the common shares of the Purchaser and serves as the Purchaser's sole trustee. Trilogy owns and operates integrated senior healthcare facilities, including skilled nursing facilities and assisted living facilities, located across Indiana, Ohio, Kentucky and Michigan as well as certain ancillary businesses.

The foregoing referenced summary of the Purchase Agreement and Joint Venture are qualified in their entirety by the agreements filed as Exhibit 10.1 and 10.2, respectively, to our Current Report on Form 8-K filed on September 15, 2015.

In evaluating Trilogy as a potential acquisition and determining the appropriate amount of consideration to be paid, a variety of factors were considered, including our evaluation of property condition reports, the respective locations, visibility and access to the facilities, the age, physical condition and curb appeal of the facilities, neighboring property uses, local market conditions and general economic conditions and patient demand.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited financial statements of Trilogy Investors, LLC as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014 are filed herewith as Exhibit 99.1. The audited financial statements of Trilogy Investors, LLC as of and for the years ended December 31, 2014 and December 31, 2013 are filed herewith as Exhibit 99.2 and Exhibit 99.3, respectively. The consent of Independent Auditors, Ernst & Young LLP, dated February 1, 2016, is attached as Exhibit 23.1. The consent of Independent Auditor, Crowe Horwath LLP, dated February 1, 2016, is attached as Exhibit 23.2.

(b) Pro forma financial information.

The unaudited pro forma condensed consolidated financial information of the Company and Trilogy Investors, LLC as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014 are filed herewith as Exhibit 99.4.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of Independent Auditors, Ernst & Young LLP, dated February 1, 2016
23.2	Consent of Independent Auditor, Crowe Horwath LLP, dated February 1, 2016
99.1	Unaudited financial statements of Trilogy Investors, LLC as September 30, 2015 and for the nine months ended September 30, 2015 and 2014
99.2	Audited financial statements of Trilogy Investors, LLC as of and for the year ended December 31, 2014
99.3	Audited financial statements of Trilogy Investors, LLC as of and for the year ended December 31, 2013
99.4
Unaudited pro forma condensed consolidated financial information of the Company and Trilogy Investors, LLC as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

February 2, 2016	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

23.1	Consent of Independent Auditors, Ernst & Young LLP, dated February 1, 2016
23.2	Consent of Independent Auditor, Crowe Horwath LLP, dated February 1, 2016
99.1	Unaudited financial statements of Trilogy Investors, LLC as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014
99.2	Audited financial statements of Trilogy Investors, LLC as of and for the year ended December 31, 2014
99.3	Audited financial statements of Trilogy Investors, LLC as of and for the year ended December 31, 2013
99.4
Unaudited pro forma condensed consolidated financial information of the Company and Trilogy Investors, LLC as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014